Exhibit 10.2

AMENDED AND RESTATED REVOLVING NOTE

December 20, 2018

FOR VALUE RECEIVED, the undersigned (the “Borrower”), hereby promises to pay to BANK OF AMERICA, N.A. or its registered assigns (the “Lender”), in accordance with the terms and conditions of the Credit Agreement (as hereinafter defined), the principal amount of each Revolving Loan from time to time made by the Lender to the Borrower under that certain Credit Agreement (as amended, restated, extended, supplemented, increased or otherwise modified in writing from time to time, the “Credit Agreement”), dated as of February 3, 2016 by and among the Borrower, the Guarantors party thereto, the Lenders identified therein, Bank of America, N.A., as Administrative Agent, a Swing Line Lender and an L/C Issuer and KeyBank, National Association, as a Swing Line Lender and an L/C Issuer. Capitalized terms used but not otherwise defined herein have the meanings provided in the Credit Agreement.

The Borrower promises to pay interest on the unpaid principal amount of each Revolving Loan from the date of such Revolving Loan until such principal amount is paid in full, at such interest rates and at such times as provided in the Credit Agreement. All payments of principal and interest shall be made to the Administrative Agent for the account of the Lender in the currency in which such Revolving Loan was denominated and in Same Day Funds at the Administrative Agent’s Office for such currency. If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Credit Agreement.

This Revolving Note is one of the Revolving Notes referred to in the Credit Agreement, is entitled to the benefits thereof and may be prepaid in whole or in part subject to the terms and conditions provided therein. Upon the occurrence and continuation of one or more of the Events of Default specified in the Credit Agreement, all amounts then remaining unpaid on this Revolving Note, upon written notice to the Borrower, may be declared to be, immediately due and payable all as provided in the Credit Agreement. Revolving Loans made by the Lender may be evidenced by one or more loan accounts or records maintained by the Lender in the ordinary course of business. The Lender may also attach schedules to this Revolving Note and endorse thereon the date, amount and maturity of its Revolving Loans and payments with respect thereto.

This Revolving Note amends and restates an existing Revolving Note dated February 3, 2016 (the “Existing Note”), issued to the Lender pursuant to the Credit Agreement and this Revolving Note is given as a continuation, rearrangement and extension, and not a novation, release or satisfaction, of the Existing Note, and the issuance and delivery of this Revolving Note is in substitution for the Existing Note.

Except as otherwise provided for in the Credit Agreement, the Borrower, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and nonpayment of this Revolving Note.

THIS REVOLVING NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES.

GRIFFIN-AMERICAN HEALTHCARE
REIT III HOLDINGS, LP

By:	Griffin-American Healthcare REIT III, Inc.,
its General Partner

By: /s/ Danny Prosky
Name:	Danny Prosky
Title:	President and Chief Operating Officer

[Signature Page to A&R Revolving Note (Bank of America)]